EXHIBIT 9

                       Consent of Paul M. Fischer, FSA, CLU, ChFC

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                                       April 29, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

         This opinion is furnished in connection with the registration of flexible premium variable life insurance policies ("Policies") under the Securities Act of 1933. The prospectus included in the Registration Statement on Form S-6 (SEC File No. 33-6793) describes the Policies. The forms of Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.

         In my opinion, the illustrations of death benefits and cash values included in the section entitled "Illustrations of Death Benefits, Accumulation Values and Accumulated Premiums" in Appendix B of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,



                                       /s/ Paul M. Fischer
                                       Paul M. Fischer, FSA, CLU, ChFC
                                       Vice President